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                                                                    EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-51927 of HCB Bancshares, Inc. on Form S-8 of our report dated February 3, 1999, appearing in the Annual Report on Form 10-K of HCB Bancshares, Inc. for the year ended June 30, 1998.





/s/ DELOITTE & TOUCHE LLP


Little Rock, Arkansas
February 25, 1999